EXHIBIT 1.1

                                SUNAMERICA INC.
                        Medium-Term Notes, Series 2 Due
                    Nine Months or More from Date of Issue


                            DISTRIBUTION AGREEMENT

                                                              October 19, 1995


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
CHASE SECURITIES, INC.
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
PAINEWEBBER INCORPORATED
c/o Merrill Lynch & Co.
    World Financial Center
    North Tower, 10th Floor
    New York, New York  10281-1310

Dear Sirs:

                  SunAmerica Inc., a Maryland corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities, Inc., Goldman, Sachs & Co., J.P.
Morgan Securities Inc. and PaineWebber Incorporated (each, an "Agent" and collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes, Series 2 described herein (the "Notes"). The Notes are to be issued pursuant to the Senior Indenture (the "Indenture") dated as of April 15, 1993, as supplemented by the Supplemental Indenture (the "Supplemental Indenture") dated as of June 28, 1993, between the Company and The First National Bank of Chicago, as trustee (the "Trustee"). As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $300,000,000 aggregate initial offering price (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign or composite currencies as the Company shall designate at the time of issuance) of Notes pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

                  The Company and certain related entities have filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 33-62405 and 33-62405-01, 02 and 03) for the registration of debt securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof (in the case of the registration statement previously filed, excluding the prospectus relating to junior subordinated debt securities of the Company and preferred securities of SunAmerica Capital Trust II, III and IV), supplemented by any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.

SECTION 1.           Appointment as Agent.

                     (a) Appointment. Subject to the terms and conditions stated herein, including Section 16 and the next sentence of this paragraph
(a), the Company hereby agrees that the Agents will be its agents for the purpose of soliciting and receiving offers to purchase Notes from the Company. Notwithstanding any provision of this Agreement to the contrary, the Company shall have the right to sell Notes directly on its own behalf, and may in its discretion solicit and accept offers to purchase and accept unsolicited offers to purchase Notes directly on its own behalf or from any broker or dealer not a party to this Agreement (whether acting as principal or as agent); provided, that any agent engaged by the Company in connection with a specific purchase of Notes shall be engaged on terms substantially similar (including the same commission schedule) to the applicable terms of this Agreement. Each Agent acknowledges that, in the case of any sale of Notes by the Company not resulting from a solicitation made or an offer to purchase received by such Agent, or arising in connection with a purchase by such Agent as principal, no commission shall be payable by the Company to such Agent with respect to such sale.

                     (b) Sale of Notes. The Company shall not sell or approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

                     (c) Purchases as Principal. The Agents shall not have any obligation to purchase Notes from the Company as principal, but one or more Agents may agree from time to time to purchase Notes as principal. The Agents are authorized to engage the services of any other broker or dealer in connection with the offer or sale of the Notes purchased by one or more of the Agents as principal for resale to others but are not authorized to appoint sub-agents. Any purchase of Notes by one or more Agents as principal shall be made in accordance with Section 3(a) hereof.

                     (d) Solicitations as Agent. Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. The Agents shall have the right, in their discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of the Agents' agreement contained herein. The Company shall have the sole right to accept offers to purchase Notes and may reject any proposed purchase of the Notes, in whole or in part. The Agents shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by the Agents and accepted by the Company. The Agents shall not have any liability to the Company in the event any such agency purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall
(i) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to each Agent any commission to which it would be entitled in connection with such sale.

                     (e) Reliance. The Company and the Agents agree that any Notes purchased by an Agent shall be purchased, and any Notes the placement of which an Agent arranges shall be placed by the Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.           Representations and Warranties.

                  The Company represents and warrants to the Agents as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether from an Agent as principal or through an Agent as agent), as of the date of each delivery of Notes (whether to an Agent as principal or through an Agent as agent) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a "Representation Date") as follows:

                     (a) At the time the Registration Statement became effective, the Registration Statement complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective, will not, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Agent expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the 1939 Act of the Trustee.

                     (b) The documents incorporated by reference in the Prospectus at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations").

                     (c) The financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement or the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

                     (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated or contemplated therein, (A) there has been no material adverse change and no development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, Anchor National Life Insurance Company, SunAmerica Asset Management Corp., Resources Trust Company, Royal Alliance Associates, Inc. and SunAmerica Securities, Inc. (together, the "Subsidiaries") and the Company's other subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, and (B) there has been no transaction or agreement entered into by the Company or any of the Subsidiaries which is material to the Company and its subsidiaries, taken as a whole, other than those entered into in the ordinary course of business.

                     (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, taken as a whole.

                     (f) Each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, taken as a whole; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, and all of such issued and outstanding capital stock that is owned directly or through subsidiaries by the Company is owned free and clear of any mortgage, pledge, lien or other encumbrance (except for Permitted Liens (as defined in the Indenture) or as otherwise permitted by the Indenture).

                     (g) The Company and the Subsidiaries possess such certificates, authorizations or permits issued by the appropriate state or federal regulatory agencies or bodies as are necessary to conduct the business as now conducted by them and as described in the Prospectus, except where the failure to so possess such certificates, authorizations or permits would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, taken as a whole; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, is reasonably likely to have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, taken as a whole.

                     (h) This Agreement has been duly authorized, executed and delivered by the Company.

                     (i) The Indenture has been duly qualified under the 1939 Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                     (j) The Notes have been duly authorized for issuance, offer and sale pursuant to this Agreement, and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or agreed upon pursuant to the provisions of this Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; the Notes will conform in all material respects to all statements relating thereto contained in the Prospectus and will be entitled to the benefits of the Indenture.

                     (k) Neither the Company nor any of the Subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, or in violation of any applicable law, administrative regulation or administrative or court order or decree, which violation or default would, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, taken as a whole; the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Notes will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company, nor will it conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any agreement or other instrument binding upon the Company or any Subsidiary that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except for a conflict, breach, default, lien, charge or encumbrance which would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Notes, except such as may be required by the 1933 Act, the 1933 Act Regulations, the securities or Blue Sky or insurance securities laws of the various states in connection with the offer and sale of the Notes or such as have been obtained.

                     (l) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be described in the Registration Statement or the Prospectus and are not so described; there are no contracts or other documents that are required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be filed as exhibits to the Registration Statement or to any documents incorporated by reference therein that are not filed as so required; and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business of the Company or any of its subsidiaries, are, considered in the aggregate, not material to the Company and its subsidiaries, taken as a whole.

                     (m) The Company has complied with all the provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                     (n) As of the date of this Agreement, the Company's medium-term note program has been rated Baa1 by Moody's Investors Service, Inc. and A by Standard & Poor's Ratings Group. As of the date of any acceptance by the Company of any offer to purchase Notes and on each Settlement Date, as the case may be, the Company's medium-term note program has been rated by Moody's Investors Service and Standard & Poor's Ratings Group.

                  Any certificate signed by any director or officer of the Company and delivered to an Agent or to counsel for the Agents in connection with a sale of Notes through an Agent as agent or the sale of Notes to an Agent as principal shall be deemed a representation and warranty by the Company to such Agent or Agents as to the matters covered thereby on the date of such certificate.

SECTION 3.           Purchases as Principal; Solicitations as Agents.

                     (a) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with terms agreed upon by one or more Agents and the Company (which terms shall be agreed upon either
(i) in writing or (ii) orally, with written confirmation prepared by the Agent or Agents making such purchase and promptly delivered to the Company). An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each such purchase of Notes by any Agent shall be made by such Agent with the intention of reselling them as soon as practicable, in the sole judgment of such Agent. Each such purchase of Notes, unless otherwise agreed, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any other broker or dealer in connection with the resale of Notes purchased as principal and may allow any portion of the discount received in connection with such purchases from the Company to such brokers and dealers. The Company shall be advised by one or more Agents when a purchase of Notes is to be made by such Agents as principal and at the time of agreement as to the terms of any such purchase, the Agent or Agents making such purchase shall specify any requirements for the stand-off agreement, officer's certificate, opinion of counsel and comfort letter pursuant to Sections 4(l), 7(b), 7(c) and 7(d) hereof, respectively.

                     (b) Solicitations as Agents. On the basis of the representations and warranties herein contained, but subject to the terms and conditions set forth herein and in the Prospectus, when agreed by the Company and one or more Agents, each such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers to purchase the Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. All Notes sold through one or more Agents as agents will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent or Agents.

                  The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters pursuant to Section 7 hereof; provided, however, that if the Company shall thereafter advise the Agents that such solicitation may be resumed, the Company shall deliver or cause to be delivered to each Agent any certificate, opinion or letter that is requested by such Agent and that would have been required during the period of suspension were it not for this paragraph, except that if, during the period of suspension, the Company shall have filed an Annual Report on Form 10-K, no Agent shall be entitled to receive any such certificate, opinion or letter relating to amendments or supplements to the Registration Statement or the Prospectus made by means of any filing by the Company pursuant to the 1934 Act prior to the date of filing of such Annual Report on Form 10-K; and provided, further, that if, at the time such solicitation is suspended, any Agent owns Notes purchased by it as principal pursuant to this Agreement, the Company shall be required to continue to deliver such certificates, opinions and letters to such Agent during the period of suspension until the earlier of (i) such time as such Agent no longer owns any of such Notes or (ii) 180 days from the last date on which any of such Notes were purchased from the Company by such Agent (except that the Company shall, at the request of such Agent, deliver such certificates, opinions and letters after the date specified in clause (ii), but not after the date specified in clause (i), if such Agent, notwithstanding the provisions of Section 10, pays all expenses incident to the preparation and delivery of the certificates, opinions and letters that the Company is required to deliver solely as a consequence of this parenthetical).

                  The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto.

                     (c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Company and one or more Agents and set forth in a pricing supplement to the Prospectus to be prepared in connection with each sale of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of U.S $1,000 or any larger amount that is an integral multiple of U.S $1,000. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents, the Company and the Trustee (the "Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures set forth in Exhibit B hereto.

SECTION 4.           Covenants of the Company.

                  The Company covenants with each Agent as follows:

                     (a)      The Company will notify the Agents immediately
(i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the SEC for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (vi) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Notes under state securities or Blue Sky laws or the initiation of any proceedings for that purpose and (vii) of any change in (or withdrawal of) the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                     (b) The Company will furnish the Agents with copies of any additional registration statements with respect to the registration of additional Notes, any amendments to the Registration Statement or any amendments or supplements to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates of Notes or made by the filing of documents pursuant to the 1934 Act) a reasonable amount of time prior to such proposed filing for their review and comment.

                     (c) The Company will deliver to the Agents as many conformed copies of the Registration Statement as originally filed and of each amendment thereto as the Agents may reasonably request. The Company will furnish to each Agent as many copies of the Prospectus (as amended or supplemented) as such Agent shall reasonably request so long as such Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

                     (d) The Company will prepare, with respect to any Notes to be sold through or to one or more Agents pursuant to this Agreement, a pricing supplement with respect to such Notes in a form previously approved by such Agent or Agents and will file such pricing supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the SEC on the fifth business day after the date on which such pricing supplement is first used.

                     (e) Except as otherwise provided in the last paragraph of this Section, if at any time during the term of this Agreement any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, notice shall be promptly given, and confirmed in writing, to each of the Agents to cease the solicitation of offers to purchase the Notes in the Agents' capacity as agents and to cease sales of any Notes the Agents may then own as principal and, if so notified by the Company, the Agents shall forthwith suspend such solicitation and sales. If any Agent then owns Notes purchased by it as principal pursuant to this Agreement or has agreed to purchase Notes as principal pursuant to this Agreement, the Company will forthwith amend or supplement the Registration Statement and the Prospectus, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or to make the Registration Statement and Prospectus comply with such requirements; the Company will furnish to the Agents a reasonable number of copies of any amendment or supplement to the Registration Statement or Prospectus.

                     (f) Except as otherwise provided in the last paragraph of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

                     (g) Except as otherwise provided in the last paragraph of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

                     (h) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, if the fiscal quarter referred to below is the last fiscal quarter of the Company's fiscal year, and otherwise 45 days after the close of the period covered thereby, an earnings statement (in form and in a manner complying with the provisions of Rule 158 under the 1933 Act Regulations) covering each twelve-month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

                     (i) The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents shall reasonably request (with a good faith intent at that time to offer or sell the Notes in such jurisdiction); provided, however, that the Company shall not be obligated to qualify as a foreign corporation or to execute a general consent as to service of process in any jurisdiction in which it is not so qualified or to make any undertakings with respect to the conduct of its business therein. In each jurisdiction in which the Notes have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with the distribution of the Notes.

                     (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

                     (k) The Company will use the net proceeds received by it from each sale of the Notes in the manner specified in the Prospectus under "Use of Proceeds."

                     (l) If specified by an Agent in connection with a purchase by it of Notes as principal, between the date of the agreement to purchase such Notes and the Settlement Date with respect to such purchase, the Company will not, without such Agent's prior written consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such agreement, debt securities previously agreed to be sold by the Company of which such Agent was advised by the Company prior to the time of such agreement to purchase and commercial paper in the ordinary course of business).

                  The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section during any period from the time (i) each Agent shall have suspended solicitation of purchases of the Notes in its capacity as agent pursuant to a request from the Company and
(ii) no Agent shall then hold any Notes purchased by it as principal pursuant hereto, until the time the Company shall determine that solicitation of purchases of the Notes should be resumed or one or more Agents shall subsequently purchase Notes from the Company as principal pursuant hereto.

SECTION 5.           Conditions of Obligations.

                  The obligations of each Agent to purchase Notes as principal and to solicit offers to purchase the Notes as agent of the Company, and the obligations of any purchasers of the Notes sold through one or more Agents as agents, will be subject to the accuracy of the representations and warranties of the Company herein contained and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof in connection with the sale of such Notes, to the performance by the Company of its obligations hereunder and to the following further conditions:

                     (a) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

                  (1) The opinion of Piper & Marbury LLP, counsel to the Company, to the effect that:

                              (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland; and the Company has the corporate power under the laws of the State of Maryland and under its charter to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus;

                              (ii) Each of this Agreement, the Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Company;

                              (iii) The Notes, in the forms certified by the Company as of the date hereof, have been duly authorized by the Company; and

                              (iv)     The execution and delivery by the
            Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Supplemental Indenture and the Notes will not contravene any provision of any material applicable law of the State of Maryland or the charter or by-laws of the Company (except that no opinion need be expressed with respect to Maryland securities or Blue Sky laws).

                  (2) The opinion of Susan L. Harris, Esq., Vice President and General Counsel - Corporate Affairs of the Company, to the effect that:

                              (i) To the best of such counsel's knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, taken as a whole.

                              (ii) Anchor National Life Insurance Company is validly existing as a corporation in good standing under the laws of the State of California and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. SunAmerica Life Insurance Company is validly existing as a corporation in good standing under the laws of the State of Arizona. Nothing has come to the attention of such counsel to lead such counsel to believe that any of SunAmerica Life Insurance Company, Anchor National Life Insurance Company or SunAmerica Asset Management Corp. is not duly qualified as a foreign corporation to transact business or is not in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, taken as a whole. All of the issued and outstanding capital stock of each Subsidiary that is owned directly or through subsidiaries by the Company is owned free and clear, to the best of such counsel's knowledge and information, of any mortgage, pledge, lien or other encumbrance (except for Permitted Liens (as defined in the Indenture) or as otherwise permitted by the Indenture).

                              (iii)    To the best of such counsel's
            knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect under the 1933 Act, and no proceedings for such purpose are pending before or threatened by the SEC.

                              (iv) At the time the Registration Statement became effective, the Registration Statement and at the date of such opinion, the Prospectus (other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) appeared on its face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations.

                              (v)      Each document filed pursuant to the
            1934 Act and incorporated by reference in the Prospectus, at the time it was filed or last amended (other than financial statements, supporting schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered), appeared on its face to be appropriately responsive in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations.

                              (vi) To the best of such counsel's knowledge and information, there are no statutes, regulations, contracts or other documents required to be described in the Registration Statement or the Prospectus which are not described as required, and there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

                              (vii)    The execution and delivery by the
            Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Notes will not contravene any provision of any material applicable law or the articles of incorporation or by-laws of the Company, nor will it conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any agreement or other instrument binding upon the Company or any Subsidiary that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary.

                              (viii) No consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Notes, except such as may be required under the 1933 Act, the 1933 Act Regulations, or state securities or Blue Sky or insurance securities laws or except as have been obtained.

                  (3) The opinion of Davis Polk & Wardwell, special counsel to the Company, with respect to the matters set forth in (iii), (iv) (but not with respect to any documents incorporated by reference) and (viii) (solely with respect to Federal law and the laws of the State of New York) of subsection (a)(2) of this Section and to the effect that:

                              (i) Assuming due authorization, execution and delivery by the Company, the Indenture is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                              (ii) Assuming that the series of Notes has been duly authorized, when the terms of a particular Note and its issuance and sale have been duly established in conformity with the Indenture, and assuming that such Note has been duly executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for by the purchasers thereof in accordance with the terms of this Agreement, such Note will be entitled to the benefits of the Indenture and will be a valid and binding obligation of the Company, enforceable in accordance with its terms, except as (A) enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                              (iii) The statements in the Prospectus under the captions "Description of Notes," "Description of Debt Securities" and "United States Taxation," in each case insofar as they constitute summaries of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters and documents and fairly summarize the matters referred to therein.

                              (iv) The Indenture has been duly qualified under the 1939 Act.

                  In giving such opinion, such counsel may rely, as to matters governed by laws other than the laws of the State of New York and the Federal law of the United States of America, on an opinion of Piper & Marbury, so long as each such opinion (or in lieu thereof, the letter authorizing such reliance on an earlier such opinion) shall be dated as of the same date and in form and substance satisfactory to the Agents, and shall expressly permit the Agents to rely thereon as if such opinion were addressed to the Agents.

                  (4) The opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to the Agents, with respect to the matters set forth in (iii) and (iv) (but not with respect to any documents incorporated by reference) of subsection (a)(2) of this Section and in (i), (ii) and (iii) (but not with respect to the statements in the Prospectus under the caption "United States Taxation") of subsection (a)(3) of this Section.

                  In giving such opinion, such counsel may rely, as to matters governed by laws other than the laws of the States of California and New York and the Federal law of the United States of America, on an opinion or opinions of local counsel satisfactory to the Agents, so long as each such opinion (or in lieu thereof, the letter authorizing such reliance on an earlier such opinion) shall be dated as of the date hereof and in form and substance satisfactory to the Agents, and shall expressly permit the Agents to rely thereon as if such opinion were addressed to the Agents.

                  (5)         In giving their opinions required by subsections
(a)(2), (a)(3) and (a)(4) of this Section, respectively, Susan L. Harris, Esq., Davis Polk & Wardwell and Skadden, Arps, Slate, Meagher & Flom shall each additionally state that they have generally reviewed and discussed with officers and other representatives of the Company, counsel for the Company, and representatives of the independent public accountants for the Company the contents of the Registration Statement and the Prospectus and, although they are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, and they have not made any independent check or verification thereof, on the basis of the foregoing, nothing has come to their attention that would lead them to believe that the Registration Statement (except for (i) financial statements, supporting schedules and other financial data included or incorporated by reference therein and (ii) that part of the Registration Statement that constitutes the Form T-1), at the time it became effective or, if an amendment to the Registration Statement has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective, and at the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein), as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with the purchase of Notes by an Agent as principal pursuant to
Section 7(c) hereof) at the date of any agreement by an Agent to purchase Notes as principal and at the Settlement Date with respect thereto, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                     (b) Officer's Certificate. At the date hereof, the Agents shall have received a certificate signed by an executive officer of the Company, substantially in the form of Appendix I hereto and dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or in the case of an officer's certificate delivered on the Settlement Date following the agreement of an Agent to purchase Notes as principal, since the date of such agreement, there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, taken as a whole, (ii) the representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate and (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate.

                     (c) Comfort Letter. On the date hereof, the Agents shall have received a letter from Price Waterhouse, dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

                              (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable published rules and regulations thereunder.

                              (ii) It is their opinion that the financial statements audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and the published rules and regulations thereunder with respect to registration statements on Form S-3.

                              (iii) Based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that: (A) the unaudited consolidated condensed financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act as it applies to Form 10-Q and the published rules and regulations thereunder or any material modifications should be made to such unaudited consolidated condensed financial statements for them to be in conformity with generally accepted accounting principles or (B) at August 31, 1995, there has been any change in the capital stock of the Company or any increase in the senior indebtedness or subordinated notes and debentures of the Company and its subsidiaries or any decrease in the total assets as compared with the amounts shown on the most recent balance sheet of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to August 31, 1995, there were any decreases, as compared with the corresponding period in the preceding year, in unaudited consolidated investment income, net investment income, net income (loss) and net income
            (loss) per share of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or (C) at a specified date not more than five days prior to the date of such letter, there has been any change in the capital stock of the Company or any increase in the borrowings of the Company and its subsidiaries or any decrease in the total assets as compared with the amounts shown on the most recent balance sheet of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus.

                              (iv) In addition to the examination referred to in their opinions, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to financial information and certain amounts and percentages which are derivable from financial information and which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting and financial records of the Company and its subsidiaries identified in such letter.

                     (d) Other Documents. On the date hereof and on each Settlement Date, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

                  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of an Agent, any applicable agreement by an Agent to purchase Notes as principal) may be terminated by the Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(h) hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning payment of expenses under Section 10 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof, the provisions relating to governing law set forth in Section 14 and the provisions set forth under "Parties" of Section 15 hereof shall remain in effect.

SECTION 6.           Delivery of and Payment for Notes Sold through the Agents.

                  Delivery of Notes sold through one or more Agents as agents shall be made by the Company to such Agent or Agents for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent or Agents shall promptly notify the Company and deliver the Note to the Company, and, if such Agent or Agents have theretofore paid the Company for such Note, the Company will promptly return such funds to the respective Agent or Agents. If such failure occurred for any reason other than default by one or more Agents in the performance of their obligations hereunder, the Company will reimburse the respective Agent or Agents on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7.           Additional Covenants of the Company.

                  The Company covenants and agrees with the Agents that:

                     (a) Reaffirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes (whether to one or more Agents as principal or through one or more Agents as agents), and each delivery of Notes to one or more Agents as principal or through one or more Agents as agents, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agents, or to an Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (provided that it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

                     (b) Subsequent Delivery of Certificates. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by (A) a pricing supplement or other amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities of Notes or similar changes (collectively, "Pricing Terms"), (B) an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes or (C) except as provided below, the filing of any document incorporated by reference therein), (ii) there is filed with the SEC any periodic report on Form 10-K or 10-Q, or a current report on Form 8-K containing information called for by any of Items 1 through 4 thereof, (iii) (if required in connection with the purchase of Notes by an Agent as principal) the Company sells Notes to an Agent as principal or (iv) the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

                     (c) Subsequent Delivery of Legal Opinions. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by (A) a pricing supplement or other amendment or supplement providing solely for Pricing Terms or solely for the inclusion of additional financial information, or any pricing supplement in connection with a purchase of Notes by an Agent as principal, (B) an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes or (C) except as provided below, the filing of any document incorporated by reference therein), (ii) there is filed with the SEC any periodic report on Form 10-K or 10-Q, or a current report on Form 8-K containing information called for by any of Items 1 through 4 thereof, (iii) the Company sells Notes to an Agent as principal (provided that in the case of a purchase of Notes with respect to which the applicable pricing supplement provides solely for Pricing Terms or solely for the inclusion of additional financial information, only if required by such Agent) or (iv) the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents written opinions of Susan L. Harris, Esq. and Davis Polk & Wardwell, or in either case other counsel satisfactory to the Agents, dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be (except that no opinion other than that of Susan L. Harris, Esq. or other counsel satisfactory to the Agents shall be required solely as a result of the filing by the Company with the SEC of any periodic report on Form 10-Q or any of the above-referenced current reports on Form 8-K), in form and substance satisfactory to the Agents, of the same tenor in the case of Susan L. Harris, Esq. or such other counsel as the opinion referred to in Section 5(a)(2) hereof and in the case of Davis Polk & Wardwell or such other counsel as the opinion referred to in Section 5(a)(3) hereof (including the opinion of each required by Section 5(a)(5) hereof) but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter substantially in the form of Appendix II hereto to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

                     (d) Subsequent Delivery of Comfort Letters. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than by (A) any pricing supplement in connection with a purchase of Notes by an Agent as principal, (B) an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes or (C) except as provided below, the filing of any document incorporated by reference therein), (ii) there is filed with the SEC any periodic report on Form 10-K or 10-Q, or any current report on Form 8-K containing information called for by Item 7 thereof, or (iii) the Company sells Notes to an Agent as principal (provided that in the case of a purchase of Notes with respect to which the applicable pricing supplement provides solely for Pricing Terms, only if required by such Agent), the Company shall cause Price Waterhouse forthwith to furnish the Agents a letter, dated the date of effectiveness of such amendment, the date of filing such supplement or document with the SEC, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Price Waterhouse may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information.

SECTION 8.           Indemnification.

                     (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities, joint or several (including, without limitation, any legal fees or other expenses reasonably incurred by any Agent or any such controlling person in connection with defending or investigating any such action or claim), caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any prior prospectus relating to the Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company by such Agent in writing expressly for use therein; provided, however, that the foregoing indemnity agreement shall not inure to the benefit of any Agent, or any person controlling such Agent, if the asserted losses, claims, damages or liabilities arise from any sale of Notes to any person resulting from a solicitation made or an offer to purchase received by such Agent, or from any sale of Notes by such Agent to such person, and a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Agent to such person, if required by law so to have been delivered, at or prior to such sale, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. This indemnity will be in addition to any liability which the Company may otherwise have.

                     (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to such Agent, but only to the extent that any untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished to the Company by such Agent in writing expressly for use in the Registration Statement, the Prospectus, any prior prospectus relating to the Notes or any amendments or supplements thereto. This indemnity will be in addition to any liability which the Agents may otherwise have.

                     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain within a reasonable time counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Agent that is a party to the proceeding (or, if more than one Agent is a party to the proceeding, by mutual agreement of the Agents), in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

SECTION 9.           Contribution.

                     (a) If the indemnification provided for in the first or second paragraph of Section 8 hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent or Agents participating in the sale of the Notes that gave rise to such losses, claims, damages or liabilities (the "Relevant Notes") on the other hand from the sale of the Relevant Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the Agent or Agents participating in the sale of the Relevant Notes on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Agent or Agents on the other hand in connection with the sale of the Relevant Notes shall be deemed to be in the same respective proportions as the net proceeds from the sale of the Relevant Notes (before deducting expenses) received by the Company and the total discounts and commissions received by the Agents from the sale of the Relevant Notes bear to the aggregate initial offering price of the Relevant Notes. The relative fault of the Company on the one hand and of such Agent or Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Agent or Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Agents' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amounts of Relevant Notes sold to or through each of such Agents and not joint.

                     (b) The Company and the Agents agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Relevant Notes were sold through or by it to the public exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                     (c) The indemnity and contribution provisions contained in Section 8 and Section 9 hereof and the representations and warranties of the Company contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Agent or any person controlling any Agent or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Notes.

SECTION 10.          Payment of Expenses.

                  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

                     (a) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereof;

                     (b) The preparation, filing and reproduction of this Agreement;

                     (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

                     (d) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any calculation agents or exchange rate agents;

                     (e) The reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom, counsel to the Agents, or such other counsel to the Agents reasonably acceptable to the Company, incurred in connection with the establishment of the program relating to the Notes and incurred from time to time in connection with the transactions contemplated hereby;

                     (f) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

                     (g) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

                     (h) The preparation, reproduction and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto;

                     (i) Any fees charged by rating agencies for the rating of the Notes;

                     (j) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

                     (k) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company;

                     (l) The cost of providing any CUSIP or other identification numbers for the Notes; and

                     (m) The fees and expenses of any Depositary (as defined in the Indenture) and any nominees thereof in connection with the Notes.

SECTION 11.          Representations, Warranties and Agreements to Survive
                     Delivery.

                  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of the Agents, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12.          Termination.

                     (a) This Agreement (excluding any agreement hereunder by one or more Agents to purchase Notes as principal) may be terminated for any reason, at any time by the Company or, as to any Agent, by the Company or such Agent, upon the giving of 15 days' written notice of such termination to the other parties hereto.

                     (b) An Agent may terminate any agreement hereunder by such Agent to purchase Notes as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred, since the date of such agreement, any outbreak or escalation of hostilities or any change in financial markets or other calamity or crisis that, in the judgment of such Agent, is material and adverse, or
(iii) if, since the date of such agreement, trading in any securities of the Company has been suspended by a national securities exchange, or trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or if, since such date, a general moratorium on commercial banking activities in New York shall have been declared by Federal or New York State authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, or (iv) if, since the date of such agreement, the rating assigned by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act, to any debt securities of the Company shall have been lowered or if, since such date, any such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, and in the case of any of the events specified in clause (ii) or (iii), such event, singly or together with any other such event, makes it, in the judgment of such Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as amended or supplemented at the date of the agreement by such Agent to purchase Notes as principal.

                     (c)      In the event of any termination under this
Section 12, the Company will have no liability to any Agent as to which this Agreement is so terminated and such Agent will have no liability to the Company, except that with respect to any termination under Section 12(a), (i) such Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (a) such Agent shall own any Notes purchased by it as principal pursuant to this Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agents of the Note or Notes relating thereto has not occurred, the covenants set forth in Section 4 and (in the circumstance described in clause (b)) Section 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, (iii) if at the time of termination such Agent shall own any Notes purchased by it as principal pursuant to this Agreement with the intention of reselling them, the covenants set forth in Section 7 hereof shall remain in effect until the earlier of (x) such time as such Notes are resold or (y) 180 days from the last date on which any of such Notes were purchased from the Company by such Agent (except that the Company shall, at the request of such Agent, deliver the certificates, opinions and letters specified in Section 7 hereof after the date set forth in clause (y), but not after the date set forth in clause (x), if such Agent, notwithstanding the provisions of Section 10, pays all expenses incident to the preparation and delivery of the certificates, opinions and letters that the Company is required to deliver solely as a consequence of this parenthetical), and (iv) the covenant set forth in Section 4(h) hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, the provisions of Section 10 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

SECTION 13.          Notices.

                  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed as follows:

            Merrill Lynch & Co.
            Merrill Lynch, Pierce,
              Fenner & Smith Incorporated
            North Tower - 10th Floor
            World Financial Center
            New York, New York  10281-1310



            Attention:  MTN Product Management

            Chase Securities, Inc.
            1 Chase Manhattan Plaza, 15th Floor
            New York, New York  10081

            Attention:  Medium-Term Note Desk


            Goldman, Sachs & Co.
            85 Broad Street
            18th Floor
            New York, New York  10004

            Attention:  Registration Department

            J.P. Morgan Securities Inc.
            60 Wall Street, Third Floor
            New York, New York  10260-0060

            Attention:  Transaction Execution Group


            PaineWebber Incorporated
            Fixed Income Capital Markets
            1285 Avenue of the Americas
            New York, New York 10019

            Attention:  Ted Wachtell

with a copy to

            Skadden, Arps, Slate, Meagher & Flom
            300 S. Grand Avenue, Suite 3400
            Los Angeles, California  90071

            Attention:  Gregg A. Noel, Esq.

Notices to the Company shall be directed as follows:

            SunAmerica Inc.
            1 SunAmerica Center
            Los Angeles, California  90067-6022

            Attention:  James R. Belardi

with a copy to

            Davis Polk & Wardwell
            450 Lexington Avenue
            New York, New York  10017

            Attention:  David W. Ferguson, Esq.

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14.          Governing Law.

                  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

SECTION 15.          Parties.

                  This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.          Amendments.

                  This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; provided that the Company may from time to time, on prior written notice to the Agents but without the consent of any Agent, amend this Agreement to add as party hereto one or more additional firms registered under the 1934 Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement the sole effect of which is the addition of any such firm pursuant to this Section 16 as an Agent under this Agreement.


                  If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

SUNAMERICA INC.




By:
    Name:  James R. Belardi
    Title: Senior Vice President &
                                                  Treasurer

Accepted:

MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED



By:
            Name:  ___________________
            Title: ___________________



CHASE SECURITIES, INC.


By:
            Name:  _______________________
            Title: _______________________


GOLDMAN, SACHS & CO.


By:
            Name:  _______________________
            Title: _______________________


J.P. MORGAN SECURITIES INC.


By:
            Name:  _______________________
            Title: _______________________


PAINEWEBBER INCORPORATED


By:
            Name:  _______________________
            Title: _______________________



                                  SCHEDULE A


                  As compensation for the services of the Agents hereunder, the Company shall pay it, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below (or with respect to any Note for which the maturity is in excess of 30 years, such commission as shall be agreed to by the Company and an Agent):

                                                             PERCENT OF
MATURITY RANGES                                         PRINCIPAL AMOUNT

From more than 9 months to less than 1 year..................     .125%
From 1 year to less than 18 months...........................     .150
From 18 months to less than 2 years..........................     .200
From 2 years to less than 3 years............................     .250
From 3 years to less than 4 years............................     .350
From 4 years to less than 5 years............................     .450
From 5 years to less than 6 years............................     .500
From 6 years to less than 7 years............................     .550
From 7 years to less than 10 years...........................     .600
From 10 years to less than 15 years..........................     .625
From 15 years to less than 20 years..........................     .700
From 20 years to 30 years....................................     .750



                                                                    Appendix I

                             OFFICER'S CERTIFICATE


                  The undersigned, [name], [title], of SunAmerica Inc., a Maryland corporation (the "Company"), pursuant to Section 5(b) of the Distribution Agreement, dated October 19, 1995 (the "Distribution Agreement"), by and among the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities, Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and PaineWebber Incorporated, relating to the sale of up to $300,000,000 aggregate initial offering price of the Company's Medium-Term Notes, Series 2, hereby certifies that:

                  1. Since the respective dates as of which information is given in the Registration Statement and the Prospectus (each as defined in the Distribution Agreement) [or, in the case of a certificate delivered on the Settlement Date following the agreement of an Agent to purchase Notes as principal, since the date of such agreement], there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, taken as a whole;

                  2. The representations and warranties of the Company contained in Section 2 of the Distribution Agreement are true and correct with the same force and effect as though expressly made at and as of the date hereof;

                  3. The Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date hereof; and

                  4. Piper & Marbury, Davis Polk & Wardwell and Skadden, Arps, Slate, Meagher & Flom are each entitled to rely upon this Officer's Certificate in connection with the opinions given by such firms pursuant to Sections 5(a)(l), 5(a)(3) and 5(a)(4), respectively, of the Distribution Agreement.



                  IN WITNESS WHEREOF, the undersigned has hereunto signed his
name this   th day of    , 19   .




-----------------------------
[Name]
[Title]



                                                                   Appendix II


                                           , 19


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Chase Securities, Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
PaineWebber Incorporated


                  Re:  SunAmerica MTN Program

Dear Sirs:

                  [We] [I] have delivered an opinion (the "Opinion") to you, dated ________, 19__, as [special] counsel to SunAmerica Inc. (the "Company, pursuant to Section [5(a)(2)/5(a)(3)] of the Distribution Agreement, dated October 19, 1995 (the "Distribution Agreement"), by and among the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities, Inc., Goldman, Sachs & Co., J.P Morgan Securities Inc. and PaineWebber Incorporated. This letter is delivered pursuant to Section 7(c) of the Distribution Agreement.

                  You may rely on the Opinion to the same extent as though it was dated the date hereof (except that statements in the Opinion shall be deemed to relate to the Registration Statement and the Prospectus (each as defined in the Distribution Agreement) as amended and supplemented to the date hereof).

Very truly yours,



                                                                     EXHIBIT A


                  The following terms, if applicable, shall be agreed to by the Agents and the Company in connection with each sale of Notes:

                  Principal Amount: $_______
                    (or principal amount of foreign currency)

                  Interest Rate:
                    If Fixed Rate Note, Interest Rate:

                    If Floating Rate Note:
                      Interest Rate Basis:
                      Initial Interest Rate:
                      Spread or Spread Multiplier, if any:
                      Interest Reset Date(s):
                      Interest Payment Date(s):
                      Index Maturity:
                      Maximum Interest Rate, if any:
                      Minimum Interest Rate, if any:
                      Interest Rate Reset Period:
                      Interest Payment Period:
                      Calculation Agents:
                      If CMT Rate Notes
                          Designated CMT Telerate Page:
                          Designated CMT Maturity Index:

                  If Redeemable:
                      Initial Redemption Date:
                      Initial Redemption Percentage:
                      Annual Redemption Percentage Reduction:

                  If Repayable:
                    Optional Repayment Date(s):

                  Date of Maturity:
                  Purchase Price: ___%
                  Settlement Date and Time:
                  Currency of Denomination:
                  Denominations (if currency is other than
                    U.S. dollar):
                  Currency of Payment:
                  Additional Terms:


Also, in connection with the purchase of Notes by an Agent as principal, agreement as to whether the following will be required:

            Stand-off Agreement pursuant to Section 4(1) of the
              Distribution Agreement.
            Officer's Certificate pursuant to Section 7(b) of
              the Distribution Agreement.
            Legal Opinion pursuant to Section 7(c) of the
              Distribution Agreement.
            Comfort Letter pursuant to Section 7(d) of the
              Distribution Agreement.



                                                                     EXHIBIT B


                                SUNAMERICA INC.


                           ADMINISTRATIVE PROCEDURES

            for Fixed and Floating Rate Medium-Term Notes, Series 2
                        (Dated as of October 19, 1995)


            Medium Term Notes, Series 2 (the "Notes") are to be offered on a continuing basis by SunAmerica Inc., a Maryland corporation (the "Company"), to or through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities, Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and PaineWebber Incorporated (each an "Agent" and, collectively, the "Agents"), pursuant to a Distribution Agreement dated October 19, 1995 (the "Distribution Agreement") between the Company and the Agents. The Distribution Agreement provides both for the sale of Notes by the Company to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the related Agent or Agents) in which case one or more Agents will act as agents of the Company in soliciting Note purchases.

            Unless otherwise agreed by the related Agent or Agents and the Company, Notes will be purchased by the related Agent or Agents as principal. Such purchases will be made in accordance with terms agreed upon by the related Agent or Agents and the Company (which terms shall be agreed upon in writing or orally, with written confirmation prepared by the related Agent or Agents and mailed to the Company). If agreed upon by any Agent or Agents and the Company, such Agent or Agents, acting solely as agent or agents for the Company and not as principal, will use reasonable efforts to solicit offers to purchase the Notes. Only those provisions in these Administrative procedures that are applicable to the particular role that an Agent will perform shall apply.

            The Notes will be issued as a series of debt securities pursuant to a Senior Indenture, dated as of April 15, 1993 (the "Indenture"), as supplemented by the Supplemental Indenture dated as of June 28, 1993, between the Company and The First National Bank of Chicago, as trustee (the "Trustee"), and are in the respective forms attached as Exhibits E-1, E-2, E-3 and E-4 to the Secretary's Certificate of the Company as referred to in the Officer's Certificate delivered to the Trustee on the date hereof pursuant to
Section 2.1 of the Indenture. In accordance with the provisions of the Indenture, First Chicago Trust Company of New York has been duly appointed by the Trustee as Authenticating Agent. The Company has duly appointed First Chicago Trust Company of New York and The First National Bank of Chicago as Transfer Agents and Paying Agents. "Issuing Agent," as used herein, means The First National Bank of Chicago.

            A Registration Statement (the "Registration Statement," which term shall include any additional registration statements or amendments thereto filed in connection with the Notes as provided in the introductory paragraph of the Distribution Agreement) with respect to the Notes has been filed with the Securities and Exchange Commission (the "Commission"). The most recent base Prospectus included in the Registration Statement, as supplemented with respect to the Notes, is herein referred to as the "Prospectus." The most recent supplement to the prospectus setting forth the purchase price, interest rate, maturity date and other terms of the Notes (as applicable) is herein referred to as the "Pricing Supplement."

            The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes (each, a "Book-Entry Note") delivered to the Issuing Agent, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in definitive form (each, a "Definitive Note") delivered to the investor or other purchaser thereof or a person designated by such investor or other purchaser. Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in definitive form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus and the Indenture.

            General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Notes issued in definitive form will be issued in accordance with the procedures set forth in Part III hereof. The following procedures shall also be deemed to include all relevant procedures described in the DTC Letter of Representations dated October 19, 1995, to the extent that such procedures are not set forth below. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.




                        PART I:   PROCEDURES OF GENERAL
                                APPLICABILITY


Date of Issuance/
Authentication:                     Each Note will be dated as of the date of
                                    its authentication by the Issuing Agent.
                                    Each Note shall also bear an original
                                    issue date (the "Original Issue Date").
                                    The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:                         Each Note will mature on a date selected
                                    by the investor or other purchaser and
                                    agreed to by the Company which, unless
                                    otherwise provided in the applicable
                                    Pricing Supplement, is not less than nine months, nor more than 30 years, from its Original Issue Date.

Registration:                       Notes will be issued only in fully
                                                                  registered
                                    form.

Denominations:                      Unless otherwise provided in the
                                    applicable Pricing Supplement, Notes will be issued in denominations of $1,000 or any integral multiple of $1,000 in excess thereof.

Base Rates applicable
  to Floating Rate
  Notes: Unless otherwise provided in the applicable Pricing Supplement, Notes bearing interest at rates determined by reference to selected indices ("Floating Rate Notes") (except for certain Original Issue Discount Notes) will bear interest at a rate or rates determined by reference to one or more of the CD Rate ("CD Rate Notes"), the Commercial Paper Rate ("Commercial Paper Rate Notes"), the Eleventh District Cost of Funds Rate (the "Eleventh District Notes"), the Federal Funds Rate ("Federal Funds Rate Notes"), LIBOR ("LIBOR Notes"), the Prime Rate ("Prime Rate Notes"), the CMT Rate ("CMT Rate Notes"), the Treasury Rate ("Treasury Rate Notes"), as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Floating Rate Notes.

Redemption/Repayment:               The Notes will be subject to repayment at
                                    the option of the Holders thereof in
                                    accordance with the terms of the Notes on their respective Optional Repayment Dates, if any. Optional Repayment Dates, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement and in the applicable Note. If no Optional
                                    Repayment Dates are indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity Date.

                                    The Notes will be subject to redemption by the Company on and after their respective Initial Redemption Date, if any. The Initial Redemption Date, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement and in the applicable Note. If no Initial Redemption Date is indicated with respect to a Note, such Note will not be redeemable prior to its Stated Maturity Date.

Calculation of
Interest:                           With respect to any Fixed Rate Note, if
                                    the Day Count Convention specified on the applicable Note is "30/360," interest will be calculated and paid on the basis of a 360-day year of twelve 30-day months; if the Day Count Convention specified on the applicable Note is "Actual/360," interest will be calculated and paid on the basis of the actual number of days in the interest period divided by 360; and if the Day
                                    Count Convention specified on the
                                    applicable Note is "Actual/Actual,"
                                    interest will be calculated and paid on
                                    the basis of the actual number of days in the interest period divided by the actual number of days in the year.

                                     With respect to any Floating Rate Note,
                                    unless otherwise specified on such Note, if the Day Count Convention specified on the applicable Note is "Actual/360," interest will be calculated and paid on the basis of the actual number of days in the interest period divided by 360; and if the Day Count Convention specified on the applicable Note is "Actual/Actual," interest will be calculated and paid on the basis of the actual number of days in the interest period divided by the actual number of days in the year.

                                     With respect to each Floating Rate Note,
                                    accrued interest will be calculated by
                                    multiplying its face amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360 in the case of CD Rate Notes, Commercial Paper Rate Notes, Eleventh District Notes, Federal Funds Rate Notes, LIBOR Notes or Prime Rate Notes, or by the actual number of days in the year in the case of CMT Rate Notes or Treasury Rate Notes. Unless otherwise specified in an applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Interest
                                    Rate Bases will be calculated in each
                                    period in the same manner as if only one of the applicable Interest Rate Bases applied as specified in the applicable Pricing Supplement and the Notes.

Interest:                           General.  Each Note will bear
                                     interest in accordance with its terms.
                                    Unless otherwise specified in an
                                    applicable Pricing Supplement, interest on each Note will accrue from the Original
                                    Issue Date of such Note for the first
                                    interest period and from the most recent
                                    Interest Payment Date to which interest
                                    has been paid for all subsequent interest periods. Each payment of interest will include interest accrued through the day preceding, as the case may be, the Interest Payment Date, the Stated Maturity
                                    Date, any redemption date or repayment
                                    date (each Stated Maturity Date,
                                    redemption date or repayment date is
                                    referred to herein as "Maturity").
                                    Interest payable at Maturity will be
                                    payable to the Person to whom the
                                    principal of such Note is payable. If an Interest Payment Date with respect to any Fixed Rate Note falls on a day that is not a Business Day, the payment of interest required to be made on such Interest
                                    Payment Date need not be made on such day, but may be made on the next succeeding
                                    Business Day with the same force and
                                    effect as if made on such Interest Payment
                                    Date and no interest shall accrue on such payment for the period from and after such Interest Payment Date. If an Interest
                                    Payment Date (other than at Maturity) with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day, except that in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a Business Day. If the date of Maturity of a Note is not a Business Day, the payment of principal and interest due on such day shall be made on the next succeeding
                                    Business Day and no interest shall accrue on such payment for the period from and after such Maturity. For additional special provisions relating to Floating
                                    Rate Notes, see the Prospectus and the
                                    applicable Pricing Supplement.

                                    Record Dates. Unless otherwise indicated in an applicable Pricing Supplement, the record date with respect to any Interest Payment Date for a Note shall be the date 15 calendar days (whether or not a Business Day) preceding such Interest Payment Date.

                                    Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided, however, the first payment of interest on any Note originally issued between a record date and the related Interest Payment Date will be made on the Interest Payment Date following the next record date to the registered Holder on such record date.

                                    Fixed Rate Notes.  Unless otherwise
                                    provided in an applicable Fixed Rate Note, interest payments on Fixed Rate Notes will be made semiannually on June l and December 1 of each year and at Maturity.

                                    Floating Rate Notes.  Interest payments on
                                    Floating Rate Notes will be made as
                                    specified in the related Floating Rate
                                    Note and Pricing Supplement.

Acceptance and
  Rejection of Offers:              If agreed upon by any Agent and the
                                    Company, such Agent acting solely as agent for the Company and not as principal will solicit purchases of the Notes. Each
                                    Agent will communicate to the Company,
                                    orally or in writing, each reasonable
                                    offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. Each Agent has the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection is not deemed a breach of the Agent's agreement contained in the Distribution Agreement.
                                    The Company has the sole right to accept or reject any proposed purchase of the Notes, in whole or in part, and any such rejection is not deemed a breach of the Company's agreement contained in the
                                    Distribution Agreement.  Each Agent has
                                    agreed to make reasonable efforts to
                                    assist the Company in obtaining
                                    performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company.

Preparation of
  Pricing Supplement:               If any offer to purchase a Note is
                                    accepted by the Company, the Company will promptly prepare a Pricing Supplement reflecting the terms of such Note and file such Pricing Supplement with the
                                    Commission in accordance with Rule 424
                                    under the Securities Act of 1933.
                                    Information to be included in the Pricing
                                    Supplement shall include:

                                    1.   the name of the Company;

                                    2.    the title of the securities,
                                          including series designation, if any;

                                    3.    the date of the Pricing Supplement
                                          and the dates of the Prospectus and
                                          Prospectus Supplement to which the
                                          Pricing Supplement relates;

                                    4.    the name of the Offering Agent (as
                                          hereinafter defined);

                                    5.    whether such Notes are being sold to
                                          the Offering Agent as principal or
                                          to an investor or other purchaser
                                          through the Offering Agent acting as
                                          agent for the Company;

                                    6.    with respect to Notes sold to the
                                          Offering Agent as principal, whether
                                          such Notes will be resold by the
                                          Offering Agent to investors and other
                                          purchasers (i) at a fixed public
                                          offering price of a specified
                                          percentage of their principal
                                          amount, (ii) at varying prices
                                          related to prevailing market prices
                                          at the time of resale to be
                                          determined by the Offering Agent or
                                          (iii) at 100% of their principal
                                          amount;

                                    7.    with respect to Notes sold to an
                                          investor or other purchaser through
                                          the Offering Agent acting as agent
                                          for the Company, whether such Notes
                                          will be sold at (i) 100% of their
                                          principal amount or (ii) at a
                                          specified percentage of their
                                          principal amount;

                                    8.    the Offering Agent's commission or
                                          underwriting discount;

                                    9.    Net proceeds to the Company;

                                    10.   the Principal Amount, Original Issue
                                          Date, Stated Maturity Date, Initial
                                          Redemption Date, if any, Initial
                                          Redemption Percentage, if any, Annual
                                          Redemption Percentage Reduction, if
                                          any, and Optional Repayment Date or
                                          Dates, if any, and, in the case of
                                          Fixed Rate Notes, the Interest Rate,
                                          the Interest Payment Date or Dates
                                          (if other than June l and December 1
                                          of each year) and the record date or
                                          dates (if other than May 15 and
                                          November 15 of each year), and, in
                                          the case of Floating Rate Notes, the
                                          Interest Rate Basis or Bases, the
                                          Index Maturity (if applicable), the
                                          Initial Interest Rate, the Maximum
                                          Interest Rate, if any, the Minimum
                                          Interest Rate, if any, the Interest
                                          Payment Date or Dates, the record
                                          date or dates, the Interest Reset
                                          Date or Dates, the Interest Reset
                                          Period, the Interest Determination
                                          Date, the Spread and/or Spread
                                          Multiplier, if any, and the
                                          Calculation Agent, and if one or
                                          more of the Specified Interest Rate
                                          Bases is LIBOR, the Index Currency
                                          and the Designated LIBOR Page;

                                    11.   the information with respect to the
                                          terms of the Notes set forth below
                                          (whether or not the applicable Note
                                          is a Book-Entry Note or a Definitive
                                          Note) under "Procedures for Notes
                                          Issued in Book-Entry Form -
                                          Settlement Procedures," items 1, 2,
                                          6, 7 and 8; and

                                    12.   any other provisions of the Notes
                                          material to investors or other
                                          purchasers of the Notes not
                                          otherwise specified in the
                                          Prospectus or Pricing Supplement.

                                    One copy of such filed document will be
                                    sent by telecopy or overnight express (for
                                    delivery as soon as practicable following
                                    the trade, but in no event later than 12:00
                                    noon on the second Business Day following
                                    the applicable trade date) to the Agent
                                    which made or presented the offer to
                                    purchase the applicable Note (in such
                                    capacity, the "Offering Agent"), the
                                    Trustee and the Issuing Agent at the
                                    following applicable address:  if to
                                    Merrill Lynch, to:  Tritech Services, #4
                                    Corporate Place, Corporate Park 287,
                                    Piscataway, New Jersey 08854, Attention:
                                    Nachman Kimerling / Final Prospectus Unit,
                                    (908) 878-6526, telecopier (908) 878-6530;
                                    if to Chase Securities, Inc., to:  1 Chase
                                    Manhattan Plaza, 15th Floor, New York, New
                                    York 10081, Attention:  Medium-Term Note
                                    Desk, (212) 552-2969, telecopier:  (212)
                                    552-1594; if to Goldman, Sachs & Co., to:
                                    85 Broad Street, 18th Floor, New York, New
                                    York 10004, Attention:  Registration
                                    Department, (212) 902-1000, telecopier:
                                    (212) 902-3000; if to J.P. Morgan
                                    Securities Inc., to:  60 Wall Street,
                                    Third Floor, New York, New York
                                    10260-0060, Attention:  Transaction
                                    Execution Group, (212) 648-0738,
                                    telecopier:  (212) 648-5151; if to
                                    PaineWebber Incorporated, to:  Fixed
                                    Income Capital Markets, 11th Floor, 1285
                                    Avenue of the Americas, New York, New York
                                    10019, (212) 713-2960, telecopier:  (212)
                                    247-0371; and if to the Trustee/Issuing
                                    Agent, to:  The First National Bank of
                                    Chicago, One First National Plaza, Suite
                                    0126, Chicago, Illinois 60670, Attention:
                                    Corporate Trust Services Division, (312)
                                    407-1761, telecopier:  (312) 407-1708.
                                    For record keeping purposes, one copy of each Pricing Supplement, as so filed, shall also be mailed or telecopied to Skadden, Arps, Slate, Meagher & Flom at 300
                                    S. Grand Avenue, Suite 3400, Los Angeles,
                                    California 90071, Attention:  Gregg A.
                                    Noel, Esq.; and to Merrill Lynch & Co.,
                                    World Financial Center, North Tower, 250
                                    Vesey Street, 10th Floor, New York, New
                                    York, 10281-1310, Attention:  MTN Product
                                    Management, telecopier:  (212) 449-2234.

                                    Outdated Pricing Supplements, and the
                                    supplemented Prospectuses to which they
                                    are attached (other than those retained
                                    for files) will be destroyed.

Settlement:                         The receipt of immediately available funds
                                    by the Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute "settlement." Offers accepted by the Company will be settled from three to five Business Days, or at a time as the purchaser and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement Procedures" with respect to
                                    Book-Entry Notes and Definitive Notes,
                                    respectively (each such date fixed for
                                    settlement is hereinafter referred to as a "Settlement Date"). If procedures A and
                                    B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable "Settlement
                                    Procedures Timetable," such offer shall
                                    not be settled until the Business Day
                                    following the completion of settlement
                                    procedures A and B or such later date as the purchaser and the Company shall agree.

                                    The foregoing settlement procedures may be modified, with respect to any purchase of Notes by an Agent as principal, if so agreed by the Company and such Agent.

Procedure for Changing
  Rates or Other
  Variable Terms:                   When a decision has been reached
                                    to change the interest rate or any other variable term on any Notes being sold by the Company, the Company will promptly advise the Agents and the Issuing Agent by facsimile transmission and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company advises the Agents and the Issuing
                                    Agent by facsimile transmission of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time only "indications of interest" may be recorded. Immediately after acceptance by the Company of an offer to purchase
                                    Notes at a new interest rate or new
                                    variable term, the Company, the Offering
                                    Agent and the Issuing Agent shall follow the procedures set forth under the applicable "Settlement Procedures."

Suspension of
  Solicitation;
  Amendment or
  Supplement:                       The Company may instruct the Agents to
                                    suspend solicitation of offers to purchase
                                    Notes at any time.  Upon receipt of such
                                    instructions, the Agents will forthwith
                                    suspend solicitation of offers to purchase
                                    from the Company until such time as the
                                    Company has advised them that solicitation
                                    of offers to purchase may be resumed.  If
                                    the Company decides to amend or supplement
                                    the Registration Statement or the
                                    Prospectus (other than an amendment or
                                    supplement providing solely for a change
                                    in interest rates or made by the filing of
                                    documents incorporated by reference) it
                                    will furnish the Agents and their counsel
                                    with copies of the proposed amendment or
                                    supplement for their review and comment.
                                    One copy of the document filed with the
                                    Commission, along with a copy of the cover
                                    letter sent to the Commission, will be
                                    delivered or mailed to the Agents, their
                                    counsel, the Trustee and the Issuing Agent
                                    at the following respective addresses:
                                    MTN Product Management, Merrill Lynch &
                                    Co., Merrill Lynch World Headquarters,
                                    North Tower, World Financial Center, 10th
                                    Floor, New York, New York 10231-1310,
                                    (212) 449-7476, telecopier: (212)
                                    449-2234; Chase Securities, Inc., to:  1
                                    Chase Manhattan Plaza, 15th Floor, New
                                    York, New York 10081, Attention:
                                    Medium-Term Note Desk, (212) 552-2969,
                                    telecopier:  (212) 552-1594; Goldman,
                                    Sachs & Co., to:  85 Broad Street, 18th
                                    Floor, New York, New York 10004,
                                    Attention:  Registration Department, (212)
                                    902-1000, telecopier:  (212) 902-3000; J.P.
                                    Morgan Securities Inc., to:  60 Wall
                                    Street, Third Floor, New York, New York
                                    10260-0060, Attention:  Transaction
                                    Execution Group, (212) 648-0738,
                                    telecopier:  (212) 648-5151; if to
                                    PaineWebber Incorporated, to:  Fixed
                                    Income Capital Markets, 11th Floor, 1285
                                    Avenue of the Americas, New York, New York
                                    10019, (212) 713-2960, telecopier:  (212)
                                    247-0371; and the Trustee/Issuing Agent
                                    at:  One First National Plaza, Suite 0126,
                                    Chicago, Illinois 60670, Attention:
                                    Corporate Trust Services Division, (312)
                                    407-1761, telecopier:  (312) 407-1708.
                                    For record keeping purposes, one copy of each such document, as so filed, shall also be mailed or telecopied to Skadden, Arps, Slate, Meagher & Flom at 300 S.
                                    Grand Avenue, Suite 3400, Los Angeles,
                                    California 90071, Attention:  Gregg A.
                                    Noel, Esq.

                                    In the event that at the time the
                                    solicitation of offers to purchase from
                                    the Company is suspended (other than to
                                    establish or change interest rates,
                                    maturities, prices or other similar
                                    variable terms with respect to the Notes) there shall be any offers to purchase Notes that have been accepted by the Company which have not been settled, the Company will promptly advise the Agents and the Issuing Agent whether such offers may be settled and whether copies of the Prospectus as theretofore amended and/or Supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus
  and applicable
  Pricing Supplement:               A copy of the most recent Prospectus and
                                    applicable Pricing Supplement must
                                    accompany or precede the earlier of (a)
                                    the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.

Authenticity of
  Signatures:                       The Agents will have no obligations or
                                    liability to the Company, the Trustee or the Issuing Agent in respect of the authenticity of the signature of any officer, employee or agent of the Company, the Trustee or the Issuing Agent on any Note.

Documents Incorporated
  by Reference:                     The Company shall supply the
                                    Agents with an adequate supply of all
                                    documents incorporate by reference in the Registration Statement.


Business Day:                       Unless otherwise provided in the
                                                                Notes,
                                    "Business Day" as used herein, means a day that in The City of New York is not a day on which banking institutions are authorized or required by law or regulation to close and, with respect to Notes as to which LIBOR is an applicable
                                    Interest Rate Basis, is also a London
                                    Business Day. "London Business Day" means any day (a) if the Index Currency is other than the European Currency Unit ("ECU"), on which dealings in deposits in such Index
                                    Currency are transacted in the London
                                    interbank market or (b) if the Index
                                    Currency is the ECU, that is not
                                    designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments in ECUs will not be made.

                     PART II: PROCEDURES FOR NOTES ISSUED
                              IN BOOK-ENTRY FORM

              In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Issuing Agent will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Issuing Agent to DTC, dated October 19, 1995, and a Certificate Agreement, dated May 26, 1989, between the Issuing Agent and DTC, as amended (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                           All Fixed Rate Notes issued in book-entry
                                    form (each, a "Book-Entry Note") having
                                    the same Original Issue Date, interest
                                    rate, Day Count Convention, redemption
                                    and/or repayment terms, if any, and Stated
                                    Maturity Date (collectively, the "Fixed
                                    Rate Terms") will be represented initially by a single global security in fully registered form without coupons (a
                                    "Registered Global Security"); and all
                                    Floating Rate Notes issued in book-entry form having the same Original Issue Date, formula for the calculation of interest
                                    (which may include terms specifying
                                    whether such Floating Rate Note is a
                                    Regular Floating Rate Note, Floating
                                    Rate/Fixed Rate Note (and which must
                                    specify the Fixed Rate Commencement Date),
                                    Inverse Floating Rate Note (and which must specify the Fixed Interest Rate)) and specifying the Interest Rate Basis, which may be the CD Rate, the Commercial Paper
                                    Rate, the Eleventh District Cost of Funds
                                    Rate, the Federal Funds Rate, LIBOR, the
                                    Prime Rate, the CMT Rate or the Treasury
                                    Rate or any other rate set forth by the
                                    Company, Initial Interest Rate, Index
                                    Maturity, Spread and/or Spread Multiplier, if any, Minimum Interest Rate, if any, Maximum Interest Rate, if any, redemption and/or repayment terms, if any, and Stated
                                    Maturity Date (collectively, "Floating Rate
                                    Terms") will be represented initially by a single Book-Entry Note; provided, however, that in each case no single Book-Entry
                                    Note will exceed $200,000,000 principal
                                    amount.  See "Denominations" below.

                                    For other variable terms with respect to the Fixed Rate Notes and Floating Rate Notes, see the Prospectus and the applicable Pricing Supplement.

                                    Except as provided in the Indenture, no
                                    owner of a beneficial interest in a
                                    Book-Entry Note shall be entitled to
                                    receive any Note issued in definitive form with respect to such beneficial interest.

Identification:                     The Company has arranged with
                                     the CUSIP Service Bureau of Standard &
                                    Poor's Corporation (the "CUSIP Service
                                    Bureau") for the reservation of one series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers which have been reserved for and relating to Book-Entry Notes and the Company has delivered to each of the Trustee, the Issuing Agent and DTC's Underwriting
                                    Department such list of such CUSIP numbers.
                                    The Company will assign CUSIP numbers to Book-Entry Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Book-Entry Notes. The Trustee or the Issuing Agent, as the case may be, will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Book-Entry
                                    Notes, and, if it deems necessary, the
                                    Company will reserve and obtain additional
                                    CUSIP numbers for assignment to Book-Entry
                                    Notes. Upon obtaining such additional
                                    CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee, the Issuing Agent and DTC's
                                    Underwriting Department. Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 and otherwise required to be represented by the same
                                    Registered Global Security will instead be represented by an additional Registered
                                    Global Security which shall be assigned the same CUSIP number.

Registration:                       Unless otherwise specified by
                                     DTC, each Book-Entry Note will be
                                    registered in the name of Cede & Co., as nominee for DTC, on the register maintained by the Issuing Agent under the Indenture. The beneficial owner of a beneficial interest in a Book-Entry Note
                                    (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC
                                    (with respect to such Note issued in
                                    book-entry form, the "Participants") to
                                    act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such
                                    Participants, a credit balance with
                                    respect to such Note issued in book-entry form in the account of such Participants.
                                    The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                          Transfers of beneficial ownership
                                     interests in a Book-Entry Note will be
                                    accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferee of such Book-Entry Note.

Exchanges:                          The Issuing Agent may deliver to DTC and
                                    the CUSIP Service Bureau at any time a
                                    written notice specifying (a) the CUSIP
                                    numbers of two or more Book-Entry Notes
                                    outstanding on such date that represent
                                    Book-Entry Notes having the same Fixed
                                    Rate Terms or Floating Rate Terms, as the case may be (other than Original Issue
                                    Dates), and for which interest has been
                                    paid to the same date; a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related
                                    Notes issued in book-entry form, on which such Book-Entry Notes shall be exchanged for a single replacement Book-Entry Note;
                                    and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Book-Entry Note. Upon receipt of such a notice, DTC will send to its Participants (including the Issuing Agent) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Issuing Agent will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be exchanged will no longer be valid. On the specified exchange date, the Issuing Agent will exchange such Book-Entry Notes for a single Book-Entry Note bearing the new
                                    CUSIP number and the CUSIP numbers of the exchanged Book-Entry Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Book-Entry Notes to be exchanged exceed $200,000,000 in aggregate principal amount, one replacement Book-Entry Note will be authenticated and issued to represent each $200,000,000 of principal amount of the exchanged Book-Entry Notes and an additional Book-Entry Note or Notes will be authenticated and issued to represent any remaining principal amount of such Book-Entry Notes (see "Denominations" below).

Denominations:                      All Notes issued in book-entry form will
                                    be denominated in U.S. dollars.  Notes
                                    issued in book-entry form will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.
                                    Book-Entry Notes will be denominated in
                                    principal amounts not in excess of
                                    $200,000,000. If one or more Notes issued in book-entry form having an aggregate principal amount in excess of $200,000,000 would, but for the preceding sentence, be represented by a single Book-Entry Note, then one Book-Entry Note will be issued to represent each $200,000,000 principal amount of such Note or Notes issued in book-entry form and an additional
                                    Book-Entry Note or Notes will be issued to represent any remaining principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Book-Entry Notes representing such Note or Notes issued in book-entry form shall be assigned the same CUSIP number.

Payments of Principal
  and Interest:                     Payments of Interest Only. Promptly after
                                    each record date, the Issuing Agent will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note on the following Interest
                                    Payment Date (other than an Interest
                                    Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment
                                    Date by reference to the daily bond
                                    reports published by Standard & Poor's
                                    Corporation.  On such Interest Payment
                                    Date, the Company will pay to the Issuing
                                    Agent in immediately available funds an
                                    amount sufficient to pay the interest then due and owing, and upon receipt of such funds from the Company, the Issuing Agent in turn will pay to DTC, such total amount of interest due (other than at Maturity), at the times and in the manner set forth below under "Manner of Payment."

                                    Notice of Interest Payments and Record
                                    Dates.  Promptly after each Interest
                                    Determination Date for Floating Rate Notes issued in book-entry form, the Issuing Agent will notify each of Moody's Investors Services, Inc. and Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.

                                    Payments at Maturity.  On or about the
                                    first Business Day of each month, the
                                    Issuing Agent will deliver to the Company and DTC a written list of principal, interest and premium, if any, to be paid on each Book-Entry Note maturing either at the Stated Maturity Date, on a redemption date in, or for which an Option to Elect Repayment has been received with respect to, the following month. The Issuing Agent, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to a Book-Entry Note on or about the fifth Business Day preceding the Maturity of such Book-Entry Note. At such Maturity, the Company will pay to the Issuing Agent in immediately available funds an amount sufficient to make such Maturity payment, and upon receipt of such funds the Issuing Agent in turn will pay to DTC, the principal amount of such Note, together with interest and premium, if any, due at such Maturity, at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity of such Book-Entry Note, the Issuing Agent will cancel such Book-Entry Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Issuing Agent will deliver to the Company a written statement indicating the total principal amount of outstanding Book-Entry Notes as of the close of business on the immediately preceding Business Day.

                                    Manner of Payment.  The total amount of
                                    any principal, premium, if any, and
                                    interest due on Book-Entry Notes on any
                                    Interest Payment Date or at Maturity shall be paid by the Company to the Issuing Agent in funds available for use by the Issuing Agent no later than 1:00 P.M., New York City time, on such date. The Company will make such payment on such Book-Entry Notes to an account specified by the Issuing Agent. Upon receipt of such funds, the Issuing Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the book-entry system maintained by DTC. Neither the Company, the Issuing Agent nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, premium, if any, or interest on, the Book-Entry Notes to such Participants.

                                    Withholding Taxes.  The amount of any
                                    taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement
  Procedures:                       Settlement Procedures with regard to each
                                    Note in book-entry form purchased by each Agent, as principal, or sold by each Agent, as agent of the Company, will be as follows:

                                    A. The Offering Agent will advise the
                                       Company by telephone, confirmed by
                                       facsimile, of the following Settlement
                                       information:

                                       l.    Principal amount of the
                                             Note.

                                       2.    (a) Fixed Rate Notes:

                                                    (i)     Interest Rate


                                                    (ii)    Interest
                                                            Payment Dates

                                                   (iii)  Day Count
                                                            Convention

                                                            (A)   30/360

                                                            (B)   Actual/
                                                            360

                                                            (C)   Actual/
                                                            Actual (and
                                                            applicable
                                                            periods)

                                             (b)   Floating Rate Notes:

                                                   (i)      specify if:

                                                            (A)   Regular
                                                            Floating Rate

                                                            (B)   Floating
                                                            Rate/Fixed Rate
                                                            (Fixed Rate
                                                            Commencement Date)

                                                            (C)   Inverse
                                                            Floating Rate
                                                            (Fixed Interest
                                                            Rate)

                                                   (ii)     Interest Rate
                                                            Basis or Bases
                                                            (and if CMT Rate
                                                            Notes, the
                                                            designated CMT
                                                            Telerate page and
                                                            the designated CMT
                                                            Maturity Index)

                                                   (iii)    Initial Interest
                                                            Rate

                                                   (iv)     Spread and/or
                                                            Spread Multi-
                                                            plier, if any

                                                   (v)      Initial Interest
                                                            Reset Date and
                                                            Interest Reset
                                                            Dates

                                                   (vi)     Interest Rate
                                                            Reset Period

                                                   (vii)    Interest
                                                            Payment Dates

                                                   (viii) Interest
                                                            Payment Period

                                                   (ix)     Record Dates

                                                   (x)      Index Maturity

                                                   (xi)     Maximum and
                                                            Minimum Interest
                                                            Rates, if any

                                                   (xii)    Day Count
                                                            Convention

                                                            (A)   Actual/360

                                                            (B)   Actual/
                                                                  Actual (and
                                                                  applicable
                                                                  periods)

                                                   (xiii) Calculation
                                                            Agent

                                       3.    Price to public, if any, of the
                                             Note (or whether the Note is
                                             being offered at varying prices
                                             relating to prevailing market
                                             prices at time of resale as
                                             determined by the Offering Agent).

                                       4.    Trade Date.

                                       5.    Settlement Date (Original
                                             Issue Date).

                                       6.    Stated Maturity Date.

                                       7.    Redemption provisions, if
                                             any, including Initial
                                             Redemption Date, Initial
                                             Redemption Percentage and
                                             Annual Redemption Percentage
                                             Reduction.

                                       8.    Optional Repayment Date(s).

                                       9.    Net proceeds to the Company.

                                       10.   The Offering Agent's commission
                                             or underwriting discount.

                                       11.   Whether such Notes are being sold
                                             to the Offering Agent as
                                             principal or to an investor or
                                             other purchaser through the
                                             Offering Agent acting as agent
                                             for the Company.

                                       12.   Whether such Note is being issued
                                             with Original Issue Discount and
                                             the terms thereof.

                                       13.   Such other information specified
                                             with respect to the Notes
                                             (whether by Addendum or
                                             otherwise).

                                    B. The Company will assign a CUSIP number
                                       to the Book-Entry Note representing
                                       such Note and then advise the Issuing
                                       Agent by facsimile transmission or other electronic transmission of the above settlement information received from the Offering Agent, such CUSIP number and the name of the Offering Agent.

                                    C. The Issuing Agent will communicate to
                                       DTC and the Offering Agent through
                                       DTC's Participant Terminal System, a
                                       pending deposit message specifying the
                                       following settlement information:

                                       l.    The information set forth in the
                                             Settlement Procedure A.


                                       2.    Identification numbers of the
                                             participant accounts maintained
                                             by DTC on behalf of the Issuing
                                             Agent and the Offering Agent.

                                       3.    Identification of the Book-Entry
                                             Note as a Fixed Rate Book-Entry
                                             Note or Floating Rate Book-Entry
                                             Note.

                                       4.    Initial Interest Payment Date for
                                             such Note, number of days by
                                             which such date succeeds the
                                             related record date for DTC
                                             purposes (or, in the case of
                                             Floating Rate Notes which reset
                                             daily or weekly, the date five
                                             calendar days preceding the
                                             Interest Payment Date) and, if
                                             then calculable, the amount of
                                             interest payable on such Interest
                                             Payment Date (which amount shall
                                             have been confirmed by the Issuing
                                             Agent).

                                       5.    CUSIP number of the Book-Entry
                                             Note representing such Note.

                                       6.    Whether such Book-Entry Note
                                             represents any other Notes issued
                                             or to be issued in book-entry
                                             form.

                                    DTC will arrange for each pending deposit message described above to be transmitted to Standard & Poor's Corporation, which will use the information in the message to include certain terms of the related Book-Entry Note in the appropriate daily bond report published by Standard & Poor's Corporation.

                                    D. The Issuing Agent complete and
                                       authenticate the Book-Entry Note
                                       representing such Note.

                                    E. DTC will credit such Note to the
                                       participant account of the Issuing
                                       Agent maintained by DTC.

                                    F. The Issuing Agent will enter an SDFS
                                       deliver order through DTC's Participant
                                       Terminal System instructing DTC (i) to
                                       debit such Note to the Issuing Agent's
                                       participant account and credit such
                                       Note to the participant account of the
                                       Offering Agent maintained by DTC and
                                       (ii) to debit the settlement account of
                                       the Offering Agent and credit the
                                       settlement account of the Issuing Agent
                                       maintained by DTC, in an amount equal
                                       to the price of such Note less such
                                       Offering Agent's discount or
                                       underwriting commission, as applicable.
                                       Any entry of such a deliver order shall
                                       be deemed to constitute a
                                       representation and warranty by the
                                       Issuing Agent to DTC that (i) the
                                       Book-Entry Note representing such Note
                                       has been issued and authenticated and
                                       (ii) the Issuing Agent is holding such
                                       Book-Entry Note pursuant to the
                                       Certificate Agreement.

                                    G. In the case of Notes sold through an
                                       Offering Agent, as agent, the Offering
                                       Agent will enter an SDFS deliver order
                                       through DTC's Participant Terminal
                                       System instructing DTC (i) to debit
                                       such Note to the Offering Agent's
                                       participant account and credit such
                                       Note to the participant account of the
                                       Participants maintained by DTC and (ii)
                                       to debit the settlement accounts of
                                       such participants and credit the
                                       settlement account of the Offering Agent maintained by DTC in an amount equal to the initial public offering price of such Note.

                                    H. Transfers of funds in accordance with
                                       SDFS deliver orders described in
                                       Settlement Procedures F and G will be
                                       settled in accordance with SDFS
                                       operating procedures in effect on the
                                       Settlement Date.

                                    I. Upon receipt, the Issuing Agent will
                                       pay the Company, by wire transfer of
                                       immediately available funds to an
                                       account specified by the Company to the
                                       Issuing Agent from time to time, in the
                                       amount transferred to the Issuing Agent
                                       in accordance with Settlement Procedure
                                       F.

                                    J. The Issuing Agent will send a copy of
                                       the Book-Entry Note by first class mail
                                       to the Company together with a
                                       statement setting forth the principal
                                       amount of Notes outstanding as of the
                                       related Settlement Date after giving
                                       effect to such transaction and all
                                       other offers to purchase Notes of which
                                       the Company has advised the Issuing
                                       Agent but which have not yet been
                                       settled.

                                    K. If the Note was sold through the
                                       Offering Agent, as agent, the Offering
                                       Agent will confirm the purchase of such
                                       Note to the investor or other purchaser
                                       either by transmitting to the
                                       Participant with respect to such Note a
                                       confirmation order through DTC's
                                       Participant Terminal System or by
                                       mailing a written confirmation to such
                                       investor or other purchaser.



Settlement Procedures
  Timetable:                        For offers to purchase Notes accepted by
                                    the Company, Settlement Procedures "A"
                                    through "K" set forth above shall be
                                    completed as soon as possible but not
                                    later than the respective time (New York
                                    City time) set forth below:

                                    Settlement
                                    Procedure       Time

                                        A           11:00 A.M. on
                                                    the trade date
                                        B           As soon as prac-
                                                    ticable follow-
                                                    ing the trade,
                                                    but in no event
                                                    later than 12:00
                                                    noon on the
                                                    Second Business
                                                    Day immediately
                                                    preceding the
                                                    Settlement Date
                                        C           As soon as prac-
                                                    ticable follow
                                                    ing the trade,
                                                    but in no event
                                                    later than 2:00
                                                    P.M. on the
                                                    second Business
                                                    Day immediately
                                                    preceding the
                                                    Settlement Date
                                        D           9:00 A.M. on
                                                    Settlement Date
                                        E           10:00  A.M. on
                                                    Settlement Date
                                        F-G         No later than
                                                    2:00 P.M. on
                                                    Settlement Date
                                        H           4:45 P.M. on
                                                    Settlement Date
                                        I-J         5:00  P.M. on
                                                    Settlement Date

                                    If a sale is to be settled more than one
                                    Business Day after the trade date,
                                    Settlement Procedures A, B, and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such trade date. Settlement Procedure H is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                                    If settlement of a Note issued in
                                    book-entry form is rescheduled or
                                    canceled, the Issuing Agent will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:                  If the Issuing Agent fails to
                                    enter an SDFS deliver order with respect to a Book-Entry Note issued in book-entry form pursuant to Settlement Procedure F, the Issuing Agent may deliver to DTC, through DTC's participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Issuing
                                    Agent maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Book-Entry Note, the Issuing Agent will mark such Book-Entry Note "canceled," make appropriate entries in its records and send certification of destruction of such canceled Book-Entry Note to the Company.
                                    The CUSIP number assigned to such
                                    Book-Entry Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.
                                    If withdrawal messages are processed with respect to a portion of the Notes represented by a Book-Entry Note, the Issuing Agent will exchange such
                                    Book-Entry Note for two Book-Entry Notes, one of which shall represent the Book-Entry
                                    Notes for which withdrawal messages are
                                    processed and shall be canceled
                                    immediately after issuance, and the other of which shall represent the other Notes previously represented by the surrendered
                                    Book-Entry Note and shall bear the CUSIP number of the surrendered Book-Entry Note.

                                    In the case of any Note sold through the Offering Agent, as agent, if the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such Participants and, in turn, the related Offering Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to settlement Procedures F and G, respectively. Thereafter, the Issuing Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company.

                                    Notwithstanding the foregoing, upon any
                                    failure to settle with respect to a
                                    Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Book-Entry Note also representing other Notes, the Issuing Agent will provide, in accordance with Settlement Procedure D, for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.

             PART   III:   PROCEDURES FOR NOTES ISSUED
                           IN DEFINITIVE FORM


Denominations:                      The Definitive Notes will be issued
                                    in denominations of $1,000 and integral
                                    multiples thereof, unless otherwise
                                    specified in the applicable Pricing
                                    Supplement.

Payments of Principal
  and Interest:                     Upon presentment and delivery of the
                                    Definitive Note, the Issuing Agent upon
                                    receipt of immediately available funds
                                    from the Company will pay the principal
                                    amount of each Definitive Note at Maturity and the final installment of interest in immediately available funds. All interest payments on a Definitive Note, other than interest due at Maturity, will be made at the office or agency of the Company maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, or, at the option of the Company, may be made by check mailed to the address of the person entitled thereto as such address shall appear in the registry books of the Company. However, holders of $10,000,000 or more in aggregate principal amount of Definitive
                                    Notes having the same Interest Payment
                                    Dates will, at the option of the Company, be entitled to receive payments of interest, other than at Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Issuing Agent not less than 15 days prior to the applicable Interest Payment Date.
                                    Such wire instructions, upon receipt by
                                    the Trustee, shall remain in effect until revoked by such Holder.

                                    The Issuing Agent will provide monthly to the Company a list of the principal, premium, if any, and interest in each currency to be paid on Definitive Notes maturing in the next succeeding month. The Issuing Agent will be responsible for withholding taxes on interest paid as required by applicable law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.

                                    Definitive Notes presented to the Issuing
                                    Agent at Maturity for payment will be
                                    canceled by the Issuing Agent.  All
                                    canceled Definitive Notes held by the
                                    Issuing Agent shall be destroyed, and the Issuing Agent shall furnish to the Company a certificate with respect to such destruction.

Settlement
Procedures:                         Settlement Procedures with regard
                                    to each Definitive Note purchased by any Agent, as principal, or through any Agent, as agent, shall be as follows:

                                    A. The Offering Agent will advise the
                                       Company by telephone of the following
                                       Settlement information with regard to
                                       each Note:

                                       1.  Exact name in which the Definitive
                                           Note(s) is to be registered (the
                                           "Registered owner")

                                       2.  Exact address or addresses of the
                                           Registered Owner for delivery,
                                           notices and payments of principal
                                           and interest.

                                       3.  Taxpayer identification number of
                                           the Registered Owner.

                                       4.  Principal amount of the Definitive
                                           Note.

                                       5.  Denomination of the Definitive Note.

                                       6.  (a) Fixed Rate Notes:

                                             (i)   Interest Rate

                                             (ii)  Interest
                                                   Payment
                                                   Dates

                                             (iii)Day Count
                                                   Convention

                                                   (A) 30/360

                                                   (B) Actual/360


                                                   (C) Actual/
                                                   Actual (and
                                                   applicable
                                                   periods)

                                    (b)      Floating Rate Notes:

                                             (i)    specify if:

                                                    (A) Regular
                                                    Floating Rate

                                                   (B) Floating
                                                    Rate/Fixed Rate
                                                    (Fixed Rate
                                                    Commencement Date)

                                                    (C) Inverse Floating
                                                    Rate (Fixed Interest
                                                    Rate)

                                             (ii)   Interest Rate
                                                    Basis or Bases
                                                    (and if CMT Rate
                                                    Notes, the design-
                                                    ated CMT Telerate
                                                    page and the desig-
                                                    nated CMT Maturity
                                                    Index)

                                             (iii) Initial Interest Rate

                                             (iv)   Spread and/or
                                                    Spread Multiplier, if  any

                                             (iv)   Initial Interest Re
                                                    set Date and Interest
                                                    Reset Dates

                                             (vi)   Interest Rate
                                                    Reset Period

                                             (vii) Interest
                                                    Payment Dates

                                             (viii)Interest
                                                    Payment Period

                                             (ix)   Regular Record Dates

                                             (x)    Index Maturity

                                             (xi)   Maximum and
                                                    Minimum Interest
                                                    Rates, if any

                                             (xii) Day Count
                                                    Convention

                                                    (A)  Actual/360

                                                    (B)  Actual/
                                                    Actual (and
                                                    applicable
                                                    periods)

                                             (xiii)Calculation
                                                    Agent

                                       7.    Price to public of the Definitive
                                             Note (or whether the, Note is
                                             being offered at varying prices
                                             relating to prevailing market
                                             prices at time of resale as
                                             determined by the Offering Agent).

                                       8.    Trade Date.

                                       9.    Settlement Date (Original Issue
                                             Date).

                                       10.   Stated Maturity Date.

                                       11.   Redemption provisions, if any,
                                             including Initial Redemption
                                             Date, Initial Redemption
                                             Percentage and Annual Redemption
                                             Percentage Reduction.

                                       12.   Optional Repayment Date(s)

                                       13.   Net proceeds to the Company.

                                       14.   The Offering Agent's commission
                                             or underwriting discount.

                                       15.   Whether such Notes are being sold
                                             to the Offering Agent as
                                             principal or to an investor or
                                             other purchaser through the
                                             Offering Agent acting as agent
                                             for the Company.

                                       16.   Whether such Note is being issued
                                             with Original Issue Discount and
                                             the terms thereof.

                                       17.   Such other information specified
                                             with respect to the Notes
                                             (whether by Addendum or
                                             otherwise).

                                    B. After receiving such settlement
                                       information from the Offering Agent,
                                       the Company will advise the Issuing
                                       Agent of the above settlement
                                       information by facsimile transmission
                                       confirmed by telephone.  The Company
                                       will prepare a Pricing Supplement to
                                       the Prospectus and deliver copies to
                                       the Agent and will cause the Issuing
                                       Agent to issue, authenticate and
                                       deliver Notes.

                                    C. The Issuing Agent will complete the
                                       Definitive Note in the form approved by
                                       the Company, the Offering Agent and the
                                       Issuing Agent, and will make three
                                       copies thereof (herein called "Stub l",
                                       "Stub 2" and "Stub 3"):

                                       l.    Definitive Note with the Offering
                                             Agent's confirmation, if traded
                                             on a principal basis, or the
                                             Offering Agent's customer
                                             confirmation, if traded on an
                                             agency basis.

                                       2.    Stub l for Issuing Agent.

                                       3.    Stub 2 for Offering Agent.

                                       4.    Stub 3 for the Company.

                                    D. With respect to each trade, the Issuing
                                       Agent will deliver the Definitive Notes
                                       and Stub 2 thereof to the Offering
                                       Agent at the following applicable
                                       address:  Merrill Lynch, Pierce, Fenner
                                       & Smith Incorporated, Monkey Market
                                       Clearance - MTNs, 75 Barclay Street,
                                       Ground Floor Window C, New York, New
                                       York 10080, Attention:  Kevin Brennan,
                                       (212) 602-6333, telecopier (212)
                                       602-6332; Chase Securities, Inc., 1
                                       Chase Manhattan Plaza, 15th Floor, New
                                       York, New York 10081, Attention:
                                       Medium-Term Note Desk, (212) 552-2969,
                                       telecopier (212) 552-1594; Goldman,
                                       Sachs & Co., 85 Broad Street, 18th
                                       Floor, New York, New York 10004,
                                       Attention:  Registration Department,
                                       (212) 902-1000, telecopier (212) 902-
                                       3000; J.P. Morgan Securities Inc., 55
                                       Exchange Place, Level A, New York, New
                                       York 10260, Attention:   Bill Davis,
                                       (212) 648-4105, te1ecopier (212)
                                       648-5098; and PaineWebber Incorporated,
                                       Fixed Income Capital Markets, 11th
                                       Floor, New York, New York 10019,
                                       Attention:  Ted Wachtell, (212)
                                       713-2960, telecopier (212) 247-0371.
                                       The Issuing Agent will keep Stub l.
                                       The Offering Agent will acknowledge
                                       receipt of the Definitive Note through a broker's receipt and will keep Stub 2. Delivery of the Definitive Note will be made only against such acknowledgement of receipt. Upon determination that the Definitive Note has been authorized, delivered and completed as aforementioned, the Offering Agent will wire the net proceeds of the Definitive Note after deduction of its applicable commission to the Company pursuant to standard wire instructions given by the Company.

                                    E. In the case of Notes sold through the
                                       Offering Agent, as agent, the Offering
                                       Agent will deliver the Definitive Note
                                       (with confirmations), as well as a copy
                                       of the Prospectus and any applicable
                                       Pricing Supplement or Supplements
                                       received from the Issuing Agent to the
                                       purchaser against payment in
                                       immediately available funds.

                                    F. The Issuing Agent will send Stub 3 to
                                       the Company.

Settlement
  Procedures

  Timetable:                        For offers to purchase Definitive Notes
                                    accepted by the Company, Settlement
                                    Procedures "A" through "F" set forth above shall be completed as soon as possible but not later than the respective times (New
                                    York City time) set forth below:



                                    Settlement
                                    Procedure       Time

                                        A           11:00 A.M. on the
                                                    trade date
                                        B           3:00 P.M. on Busi-
                                                    ness Day prior to
                                                    Settlement Date
                                        C-D         2:15 P.M. on Set-
                                                    tlement Date
                                        E           3:00  P.M. on Set
                                                    tlement Date
                                        F           5:00 P.M. on Set
                                                    tlement Date

Failure to Settle:                  In the case of Notes sold through
                                    the Offering Agent, as agent, if an
                                    investor or other purchaser of a
                                    Definitive Note from the Company shall
                                    either fail to accept delivery of or make payment for a Definitive Note on the date fixed for settlement, the Offering Agent will forthwith notify the Issuing Agent and the Company by telephone, confirmed in writing, and return the Definitive Note to the Issuing Agent.

                                    The Issuing Agent, upon receipt of the
                                    Definitive Note from the Offering Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Offering Agent in an amount of immediately available funds equal to the amount previously paid to the Company by such Offering Agent in settlement for the Definitive Note. Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Definitive Note in respect of which the failure occurred, the Issuing Agent will cancel and destroy the Definitive Note, make appropriate entries in its records to reflect the fact that the Note was never issued, and accordingly notify in writing the Company.